UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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☐	Soliciting Material Pursuant to §240.14a-12
AMB PROPERTY CORPORATION

(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 29, 2009
Dear Stockholders:
          The 2009 proxy statement, which was made available on or about March 25, 2009, includes proposals to re-elect all nominees to our Board of Directors (Proposal 1) and to ratify the selection of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the year ending December 31, 2009 (Proposal 2).
          We have received requests to provide more detailed information regarding PwC’s 2008 fees. As a supplement to the information provided in our 2009 proxy statement, this letter includes a table that provides the requested information.
          Should you have any questions about this information or any information provided in the proxy statement, please contact me by telephone at (415) 733-9565, or by e-mail at tward@amb.com. We appreciate your support and vote “FOR” all nine of our director nominees, and “FOR” the ratification of the selection of PwC as our independent registered public accounting firm for the year ended December 31, 2009.

Sincerely,

/s/ Tracy A. Ward

Vice President, Investor Relations & Corporate
Communications, AMB Property Corporation

     2008 Fees — PricewaterhouseCoopers LLP
     During 2008, we retained PricewaterhouseCoopers LLP as our independent registered public accounting firm to provide services in the following categories and amounts:

Fiscal 2008
Audit Fees(1)	$3,039,925

Audit-Related Fees(2)	173,194

Tax Fees

• Tax Compliance and Preparation Services(3)	2,872,675
• Tax Advice, Planning and Consulting Services related to One-Time Capital Structure Events(4)	1,143,172
• General Tax Advice, Planning and Consulting Services(5)	484,653

Subtotal	4,500,500

All Other Fees(6)	2,000

Total Fees	$7,715,619

(1)	Audit Fees include amounts related to professional services rendered in connection with the audits of our annual financial statements and those of our subsidiaries, the reviews of our quarterly financial statements, the audit of our internal control over financial reporting and other services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees include amounts for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements but are not reported under “Audit Fees.” These amounts primarily related to acquisition due diligence and consultations on financial accounting and reporting standards.

(3)	These Tax Fees include amounts for professional services rendered in connection with tax compliance and preparation. These amounts primarily related to the preparation of tax returns, tax refund claims, tax payment planning, REIT tax compliance, financial statement audit opinions and tax provision work (including evaluation of uncertain tax positions), sales and use tax examinations and compliance with other U.S. federal and state, foreign and local tax regulations.

(4)	These Tax Fees include amounts for tax advisory, planning or consulting services for one-time capital structure events, such as the structuring of and assistance with certain proposed acquisitions and dispositions of real properties, joint ventures and related due diligence.

(5)	These Tax Fees include amounts for ongoing tax advisory, planning and consulting services.

(6)	All Other Fees include amounts related to technical research tools.